                                                                    EXHIBIT 21.1

                          DESCRIPTION OF SUBSIDIARIES

                            SUBSIDIARY CORPORATIONS

        PARENT                         SUBSIDIARY                           INTEREST
        ------                         ----------                           --------
Continental Natural Gas, Inc.    Continental Holdings Company          100%
Continental/Oklahoma Natural
   Gas Gathering, L.L.C.         Gothic Gas Corporation                100%

                     SUBSIDIARY LIMITED LIABILITY COMPANIES

        PARENT                         SUBSIDIARY                           INTEREST
        ------                         ----------                           --------
Continental Natural Gas, Inc.    Continental Natural Gas Gathering,    99% Ownership Interest*
                                   L.L.C.

Continental Natural Gas, Inc.    Continental Hydrocarbons, L.L.C.      99% Ownership Interest*

Continental Natural Gas, Inc.    Continental Gas Processing L.L.C.     99% Ownership Interest*

Continental Natural Gas, Inc.    Continental Laverne Gas Processing,   99% Ownership Interest*
                                   L.L.C.

Continental Natural Gas, Inc.    Continental Spearman Gas              99% Ownership Interest*
                                   Processing, L.L.C.

Continental Natural Gas, Inc.    Continental Energy Services, L.L.C.   99% Ownership Interest*

Continental Natural Gas, Inc.    Continental/Oklahoma Natural Gas      100% Ownership Interest
                                   Gathering, L.L.C.

Continental Natural Gas, Inc.    Continental/Taurus Holdings           100% Ownership Interest
                                   Company, L.L.C.


                         SUBSIDIARY LIMITED PARTNERSHIP

        PARENT                         SUBSIDIARY                           INTEREST
        ------                         ----------                           --------
Continental/Taurus Holdings      Continental/Taurus Energy             99% Ownership Interest* Company, L.L.C.
   Company, L.P.                   (Delaware Limited Partnership)

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 *  Remaining one percent (1%) interest is held by Continental Holdings Company
**  Acquired January 1998
Except as indicated all entries are organized in Oklahoma.